                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.


        Warrant Certificate                     Warrant to Purchase
           **_________**                           **_________**
               Number                                  Shares


                          INTELECT COMMUNICATIONS, INC.

             (Incorporated under the laws of the State of Delaware)

        PLACEMENT AGENT WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF

        THE $.01 PAR VALUE COMMON STOCK OF INTELECT COMMUNICATIONS, INC.



     Warrant Price: $6.00 per share subject to adjustment as provided below.

     THIS IS TO CERTIFY that, for value received, **________** or its registered assigns (either or both of whom are referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to **______** shares of the $.01 par value common stock ("Common Stock") of Intelect Communications, Inc., a Delaware corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased.



     1. Exercise Period and Vesting. This Warrant is issued by the Company pursuant to that certain Placement Agent Agreement between the Company and Stonegate Securities, Inc. dated March ___, 2000 (the "Agreement"). The "Exercise Period" is the period beginning on the date of this Warrant (the "Issuance Date") and ending at 5:00 p.m., Dallas, Texas time, on March ___, 2003. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

     2. Exercise of Warrant; Cashless Exercise. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either (a) in cash or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering such number of shares of Common Stock received upon exercise of this Warrant with a current market price equal to the Warrant Price (a "Cashless Exercise"), in cash or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant Certificate with an executed subscription in substantially the form attached hereto as Exhibit A. Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its designee. With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant and payment of the Warrant Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant Certificate to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable.

     If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock equal to (i) the total number of shares of Common Stock to be purchased upon such Cashless Exercise, minus (ii) the number of shares surrendered with a current market price on the trading day immediately preceding the Exercise Date equal to the Warrant Price. For purposes of determining the value of the underlying shares of Common Stock surrendered in a Cashless Exercise, the "current market price" of each such shares shall mean for the day in question: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price so reported on such day; or
(iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company. The Company acknowledges and agrees that this Warrant was issued on the Issuance Date. Consequently, the Company acknowledges and agrees that, if the Holder conducts a Cashless Exercise, the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), be "tacked" to the period during which the Holder holds the shares of Common Stock received upon such Cashless Exercise.

     3. Transferability and Exchange. (a) This Warrant and the Common Stock issuable upon the exercise hereof are freely transferable by the holder to any "affiliate" of the holder, provided that such transferee meets the requirements of paragraph 5, Representations of Holder and may otherwise be transferred only with the prior written consent of the Company, which consent shall not be unreasonably withheld. As used herein "affiliate" shall mean any person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified person for purposes of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing. If this Warrant is transferred, in whole or in part as provided above, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant as to which the Company has not been provided evidence that the transfer of such security would not be in violation of the Securities Act and any applicable state securities laws. Only a registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

     (b) This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

     (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and, assuming the consent of the Company is obtained pursuant to Section 3(1) hereof, may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, from counsel and in form reasonably acceptable to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration all shares purchasable upon excise of the Warrant and to all resales or other transfers thereof pursuant to the Securities Act.

     4. Adjustments to Warrant Price. The Warrant Price and, to the extent specifically provided, the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4. For the purpose of this Section 4, the following terms shall have the following meanings:

          (i) "Common Stock" shall mean the Company's common stock, par value $0.01 per share, and any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (ii) "Approved Stock Plan" shall mean any plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.

          (iii) "Other Securities" means (i) those rights, warrants, options or convertible securities of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, or Common Stock issued or issuable upon the exercise or conversion of such rights, warrants, options or convertible securities, (ii) the Common Stock issued pursuant to the Agreement or the Warrant or other warrants issued pursuant to the Agreement or shares issuable upon exercise of the Warrant or such other warrants and any shares issued or issuable (or deemed issued or issuable) by virtue of the operation of the antidilution provisions or Reset Price of the Warrant or other warrants issued pursuant to the Agreement, (iii) securities issued or issuable pursuant to transactions arranged by or pursuant to which Stonegate Securities or its affiliates acted as placement agent, finder, intermediary, underwriter, or broker, or (iv) securities issued or issuable to The Coastal Corporation Second Pension Trust.

     (a) In the event that on the 180th day following the Issuance Date (the "Reset Date") the average closing bid price for the Common Stock during the twenty consecutive trading day period immediately prior to the Reset Date (the "Reset Price") is less than the Warrant Price, then the Warrant Price shall then be adjusted to equal the Reset Price.

     (b) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Warrant Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (c) In case the Company shall issue or sell any shares of Common Stock to all of its existing stockholders for a consideration per share less than the current market price per share of Common Stock on the date of such issue or sale, except for securities issued or issuable (or deemed issued or issuable) in connection with an Approved Stock Plan or for Other Securities, then in each such case the Warrant Price shall forthwith be adjusted to equal the then current Warrant Price times the quotient obtained by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, divided by the current market price per share of Common Stock on the date of such issue or sale, by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

     In any determination of an adjusted Warrant Price, (i) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the Company and shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock, (ii) in the case of the issue of shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, without deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof, and (iii) in the case of the issue of shares of Common Stock for a consideration in whole or in part other than cash, the consideration received by the Company therefor shall be deemed to be the fair value to the Company of such consideration as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

     In case of the issuance by the Company of any security that is convertible into shares of Common Stock at a price less than the current market price per share of Common Stock on the date of such issuance, or of any rights, warrants or options to purchase shares of Common Stock at a price less than the current market price per share of Common Stock on the date of such issuance, (i) the Company shall be deemed to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such conversion privileges or rights, warrants or options, and (ii) the consideration therefor shall be deemed to be
(A) the consideration actually received by the Company for the issuance of such convertible securities, rights, warrants or options, as the case may be, without deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof, plus (B) the additional minimum consideration, if any, to be received by the Company in connection with such conversion or upon the exercise of such rights, warrants or options. No further adjustment of the Warrant Price shall be made as a result of the actual issuance of the shares of Common Stock referred to in this paragraph. Upon the expiration of such rights, warrants or options, or the termination of such privilege to convert, the Warrant Price and the number of shares of Common Stock purchasable upon exercise of this Warrant shall be readjusted to such Warrant Price and such number of shares of Common Stock as would have pertained had the adjustments made upon the issuance of such rights, warrants, options or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options or upon the conversion of such securities.

     (d) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants (excluding those referred to in subsection (b) above), the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

     (e) For the purpose of any computation under any subsection of this Section 4, the "current market price" per share of Common Stock on any date shall be the per share price of the Common Stock on the trading day immediately prior to the event requiring an adjustment hereunder and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Nasdaq Small Cap Market (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

     (f) Notwithstanding any provision herein to the contrary, no adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

     (g) In the event that at any time, as a result of an adjustment made pursuant to Section 4(b), the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

     (h) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "Transaction"), lawful and adequate provision shall be made whereby the Holder shall have the right from and after the Transaction to receive, upon exercise of this Warrant and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Warrant had been exercised immediately before the Transaction, such shares of stock, securities, or assets as the Holder would have owned immediately after the Transaction if the Holder had exercised this Warrant immediately before the effective date of the Transaction. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the successor corporation, entity, or person (if other than the Company) resulting from the Transaction or purchasing assets or the business of the Company in the Transaction shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

     (i) In case any event shall occur as to which the other provisions of this
Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 4, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.

     5. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the shares issuable upon exercise of this Warrant, except pursuant to sales registered or exempted under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall confirm in writing, in a form satisfactory to the Company, that the shares issuable upon exercise of the Warrant are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

     6. Registration Rights. The Holder shall be entitled to the benefits of the registration rights set forth in that certain Registration Rights Agreement by and among the Company and the Holders of the Warrants dated March __ 2000.

     7. Reservation of Shares. The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

     8. Notices to Holder. Upon any adjustment of the Warrant Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter cause to be given to the Holder written notice of such adjustment. Such notice shall include the Warrant Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 8.

     In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 20 days prior to the earliest date therein specified.

     9. No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

     10. Additional Covenants of the Company. At such time as the Common Stock is listed for trading on any regional or national securities exchange or Nasdaq, the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

     The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

     The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

     11. Specific Performance. The Company stipulates that remedies at law, in money damages, available to the Holder or to a holder of Common Stock issued pursuant to the exercise of this Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant, are not and will not be adequate. Therefore, the Company agrees that the terms of this Warrant may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

     13. Notices. The Company agrees to maintain a ledger of the ownership of the Warrants (the "Warrant Ledger). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Warrant Ledger of the Company, provided that the Holder may at any time on three (3) days' written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

     14. Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

     15. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof. Venue for any dispute arising hereunder shall lie in the state or federal courts of Dallas County, Texas.

     16. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Warrant, the Holder, if successful, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     17. Entire Agreement. This Warrant (including the exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer, and its corporate seal hereunto affixed.

     DATED:
           -------------------------
                                       INTELECT COMMUNICATIONS, INC.

                                       By:
                                          --------------------------------------

                                       Its:
                                          --------------------------------------

                                    Exhibit A

                                SUBSCRIPTION FORM

     (To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

     The undersigned hereby irrevocably subscribes for ___________ shares (the "Stock") of the Common Stock of Intelect Communications, Inc., ("Company") pursuant to and in accordance with the terms and conditions of the attached Warrant, and hereby makes payment of $______________ therefor by tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Company. The undersigned requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

     In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     I understand that because the Stock has not been registered under the Securities Act, I must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Stock unless (a) such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

     I agree that each certificate representing the Stock delivered to me shall bear substantially the following legend:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Date:                                          Signed:
     -----------------------------                    --------------------------

Address:
        --------------------------

----------------------------------

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                                    Exhibit B
                                   ASSIGNMENT

     (To be Executed by the Holder to Effect Transfer of the Within Warrant)

     For Value Received __________________________ hereby sells, assigns and transfers to _____________________________ this Warrant and the rights represented hereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _____________________________ as attorney to transfer this Warrant on the books of the Company with full power of substitution.



Date:                                        Signed:
     ----------------------                          ---------------------------

Please print or typewrite name and address   Please insert Social Security or
of assignee:                                 other Tax Identification Number
                                             of Assignee:

---------------------------                  -----------------------------------

---------------------------

---------------------------




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